Exhibit 10.9	Letter of Intent for Sale and Purchase of Certain Intellectual Property dated June 10, 2005 with Extension of Letter of Intent dated October 12, 2005.

ONSCREEN TECHNOLOGIES & CH CAPITAL, INC.
JUNE 10, 2005
PAGE 2 OF 7

The Parties agree is as follows:

1) Term of the LOI

a) The term of this LOI ("the Term") shall be one (1) year, beginning on the last date on which the document is fully executed.

b) During the Term of the LOI, ONSCREEN will purchase the below described intellectual property from CH at a purchase price of cash and securities as follows:

i) A one time payment of eight hundred thousand dollars and no cents (($800,000) representing reimbursement of the time and monies CH has expended to date on acquiring and developing the WayCool™ technology, to be paid upon receipt of ONSCREEN's next round of private funding or before the expiration of the Term, whichever event occurs *first*; and

ii) Warrants for five percent (5%) of the fully diluted common shares of ONSC stock after the next money raise. Said warrants to be granted under the same pricing terms as those issued for the private funding round and as follows:

(1) All warrants to be for a term of three (3) years;

(2) ONSCREEN's common stock is currently trading at a price of $0.75.

c) For its part, CH agrees to sell ONSCREEN the below described intellectual properties ("elements") for the price set forth above. The elements are as follows:

i) That chip technology commonly known as WayCool™ and disclosed in an application for Letters Patent of the United States titled "**electronic assembly/system with reduced cost, mass, and volume and increased efficiency and power density,**" said application having been assigned application Serial No. **10/625,185**.

ii) Any and all reports, testing results, studies, or like document obtained, developed, or otherwise acquired by CH in developing this technology, included, but not limited to the TAEUS and PRINCIPIA reports.

2) ONSCREEN's Obligations

In conjunction with the purchase of the technology, ONSCREEN agrees, at its sole discretion, to negotiate a consulting agreement with GLOBAL CAPITAL MANAGEMENT ("GCM"), that would allow GCM the continuing right to assist ONSCREEN in marketing, commercializing, licensing and /or otherwise selling the rights to the WayCool™ technology.

3) Representations and Warranties

a) CH and ONSCREEN each represent and warrant to the other that they have the full right, power and authority to execute this LOI and to carry out the terms and perform all of the obligations and undertakings herein; that neither has entered into any agreement with any third party that is inconsistent or in conflict with or in derogation of the rights, privileges and benefits being conveyed between the parties, and that all such rights will remain free and clear of all claims, liens and encumbrances whatsoever which will adversely affect or materially interfere with such rights.

b) CH warrants that it is the sole owner and/or has the right to possession and use of all the Elements delivered to ONSCREEN by CH and that CH is now, and at all times during

Letter of Intent Page 2 of 7

OnScreen Technologies & CH Capital, Inc.
June 10, 2005
Page 3 of 7

the term of this LOI will be, the authorized holder of all rights to technology contemplated hereunder. CH further represents and warrants that all fees, charges, and costs associated with the production, patenting, acquisition, and/or development of the Elements including, but not limited to, all past, current, and future salaries, royalties, license fees, residuals, deferments, service charges or other such fees, payments, costs or charges or any payments payable to any inventor, engineer, employee, or any other person who performed services or furnished material in connection with the Elements or to any union or owner will have been paid by CH and that ONSCREEN will not be liable therefore.

c) ONSCREEN represents and warrants that it will maintain throughout the Term adequate facilities for the full and timely performance of all obligations contemplated hereunder and that it will not pledge or encumber any technology property of CH's while in ONSCREEN's possession, custody or control or permit the imposition of any liens, charges or encumbrances on such property until such time as full and complete payment to CH has been made.

d) ONSCREEN represents and warrants as follows: (1) that it will use exceptional care and diligence to provide adequate security at its facilities to prevent unauthorized duplication, loss or theft of CH's technology, prototype(s), finished goods, component parts, and any other property of CH in the possession of ONSCREEN; and, (2) that it shall maintain all CH technology in a safe and secure condition.

4) Indemnification

a) CH will indemnify, hold harmless, and defend ONSCREEN from any and all claims, liabilities, losses, damages, costs and expenses (including, but not limited to, actual attorney's fees and court costs paid including costs and expenses incurred in successfully asserting the right to indemnification hereunder) which arise out of or are in connection with the publication, licensing, processing, use, distribution, contents or sale of any of the Elements delivered by or to ONSCREEN, including, but not limited to, defamation, invasion of privacy or infringement of patent, copyright, trademark or proprietary rights, provided the loss, damage, etc. is not a result of the activities of ONSCREEN.

b) ONSCREEN will indemnify, hold harmless and defend CH from any and all claims, liabilities, losses, damages, costs and expenses (including, but not limited to, actual attorneys' fees and court costs paid including costs and expenses incurred in successfully asserting the right to indemnification hereunder) which arise out of or are in connection with any infringement by ONSCREEN of any patent, copyright, trademark, trade secret or other proprietary rights of any third parties in the course of ONSCREEN's providing the services contemplated hereunder or otherwise.

c) CH and ONSCREEN each hereby agree to indemnify, defend, and hold the other party harmless from and against any and all claims, liabilities, losses, damages and expenses (including, but not limited to, actual attorneys' fees and court costs paid including those costs and expenses incurred in successfully asserting the right to indemnification hereunder) which the party to be indemnified may suffer or incur by reason of or relating to a breach of any representation, warranty or covenant made by the indemnifying party under this LOI or by reason of any claim, demand, action, suit or proceeding asserted or instituted, related to or arising from any such breach. The rights of indemnification contained herein will extend to any parents, successors and permitted assigns of the party to be indemnified and to any employees, officers, Directors, agents, representatives, attorneys and shareholders of such party.

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ONSCREEN TECHNOLOGIES & CH CAPITAL, INC.
JUNE 10, 2005
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d) The party to be indemnified under this paragraph will give the indemnifying party hereto prompt written notice of the institution of any action, suit or proceeding or the receipt of any claim or demand referred to herein, and the indemnifying party will, at its own cost and expense and through counsel of its own choosing subject to the reasonable approval of the party to be indemnified, defend such notifying party and all other persons and entities entitled to indemnification herein in any action, suit or proceeding resulting from such claim or demand. The party to be indemnified will have the right to participate, at its own expense and by its own counsel, and each party will cooperate with the other in the defense of any such action, claim, suit, or proceeding hereunder. If the indemnifying party will fail to defend the other party and/or any other person or entity entitled to indemnification herein, then the other party may assume the defense at the indemnifying party's expense.

e) Neither party may compromise, settle, or otherwise resolve any claim, action, or suit for which indemnification is sought herein without the written consent of the other party, which consent will not be unreasonably withheld, provided, however, that failure by a party to respond within twenty (20) business days following receipt of written notice of such proposed compromise, settlement, or resolution will constitute consent thereto.

5) Miscellaneous

a) Confidentiality - Neither ONSCREEN nor CH will disclose to any third party any information concerning the terms contained in this document except: to comply with law or court order; as part of its normal reporting or review procedure to its board of directors, parent company, bankers, auditors, and attorneys (provided such parties agree to maintain such confidentiality); in order to enforce any rights which it may have pursuant to this document.

b) No Press Release - Neither ONSCREEN nor CH will make any press release with respect to this document, a formal agreement, the terms which may be contained in either, or the activities contemplated herein without the prior written consent of the other party. ONSCREEN can, however, use the technology and this letter as it deems necessary for its money raising activities.

c) Independent Contractor Status - The relationship between ONSCREEN and CH will at all times be and remain that of independent contractors and nothing herein nor in the performance of this LOI will be deemed to create any partnership, joint venture, agency, fiduciary or employment relationship between ONSCREEN and CH.

d) Assignment - This LOI will be binding upon and inure to the benefit of the parties and their successors and permitted assigns. This LOI and the parties' rights hereunder may not be assigned or transferred without the prior written consent of the other party, provided, however, that ONSCREEN may delegate and subcontract (e.g., off-load) its duties under this LOI without releasing ONSCREEN from its obligations hereunder, provided that CH gives prior approval, which approval shall not be unreasonably withheld. In the event that all, or substantially all, of the assets or business lines of ONSCREEN or CH are sold, assigned, licensed or transferred, this LOI shall be assigned to the transferee of such assets and such transferee will agree in writing to assume and be bound by the LOI.

e) Governing Law - This LOI will be governed by and interpreted under the laws of the State of California. The parties agree to bring all causes of action arising under and related to this LOI in and to submit to the jurisdiction of the federal or state courts located

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ONSCREEN TECHNOLOGIES & CH CAPITAL, INC.
JUNE 10, 2005
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in the State of California and the parties hereby waive any right to institute or try any action or proceeding elsewhere outside the State of California.

f) Partial Invalidity

i) Nothing contained in this LOI will be construed to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this LOI and any statute, law, ordinance, order, or regulation, the latter will prevail, but in such an event, any provision of this LOI so affected will be curtailed and limited only to the extent necessary to bring it within the legal requirements.

ii) In the event any portion of the terms and conditions contained within this LOI will be held to be invalid or unenforceable in a court of law or equity; 1) the parties agree to negotiate in good faith an acceptable alternative provision which reflects as closely as possible the intent of the unenforceable provision, and 2) the validity, legality and enforceability of the remaining provisions of the LOI will not in any way be affected or impaired by such holding, and will remain in full force and effect.

g) No Waiver - The failure of a performing party to insist upon the other party's performance of any representation, warranty, covenant or obligations hereunder will not be construed as a waiver by the performing party of such performance or other obligation due by the other party hereunder, or of any subsequent breach by such other party. The failure of either party to exercise any right or remedy which it may have hereunder or under law will not be construed as a waiver of any other right or remedy which the party may have hereunder or under law.

h) Cumulative Remedies - Each right and remedy conferred upon either party by this LOI or under law will be deemed cumulative and not exclusive of one another, and the exercise by either party of any such right or remedy will not preclude the party exercising the right or remedy from exercising or enforcing any other right or remedy it may have hereunder or under law.

i) Attorneys' Fees - In the event of any suit or other proceeding between the parties arising out of the performance, breach, default, termination or other subject matter of this LOI, the prevailing party will, in addition to such other relief as the court may order or award, be entitled to recover actual attorney's fees, expenses and costs (including, but not limited to, court costs and costs of investigation) all as actually incurred. Such recovery will also include, without limitation, reasonable attorneys' fees, expenses and costs of investigation incurred in appellate proceedings or in any action or participation in or in connection with, any case or proceeding under Chapters 7, 11 and 13 of the Bankruptcy Code or any successor thereto.

j) If either party shall file a voluntary petition in bankruptcy or be adjudicated bankrupt, or if a receiver shall be appointed for its property or affairs (unless such receiver shall be removed within a period of sixty (60) days from the date of his appointment) or if voluntary or involuntary proceedings shall be instituted by or against either party under any State or Federal Bankruptcy Act and the petition for such proceedings is approved, then upon the happening of any one or more of such events, the party hereto at its election may terminate this LOI by written notice of its election so to do, such cancellation to be effective on the date specified in the notice of election. In the event that any such termination shall be by CH, ONSCREEN, on written demand of CH, but after CH shall have paid ONSCREEN the full amount of all uncontested amounts owing under this LOI, shall deliver to CH or its order, at ONSCREEN's expense, all written

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ONSCREEN TECHNOLOGIES & CH CAPITAL, INC.
JUNE 10, 2005
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materials, prototype(s), finished goods, component parts, and any other property of CH in the possession of ONSCREEN. With respect to any material breach(es) of this LOI by ONSCREEN, CH shall have the right to terminate this LOI upon written notice to ONSCREEN unless ONSCREEN cures such breach(es) within sixty (60) days from ONSCREEN's receipt of written notice thereof by CH. In the event CH exercises its right to terminate this LOI as provided for herein, the provisions applicable to the safeguarding, care and protection of the subject technology shall continue to apply until such time as ONSCREEN delivers such materials pursuant to CH's written instructions to a facility selected by CH.

k) Notice - All notices to be given hereunder must be in writing and will be given by the parties and considered received only by either; i) receipt, if personal delivery, or ii) by certified mailing by United States mail, postage prepaid, addressed to the parties at the following addresses or at such other address as will be specified in writing and in accordance with this Paragraph.

If to CH, copies to:

CH CAPITAL, INC.
2414 Southview Drive
Alamo, CA 94507
Attn: William J. Clough, Esq. [fax: 925-837-5733]

If to ONSCREEN:

ONSCREEN TECHNOLOGIES
200 9th Avenue N.
Suite 210
Safety Harbor, FL 34695
Attn: JT Thatch, President & CEO

l) Entire Understanding - This LOI contains the entire understanding of the parties with respect to the subject matter dealt with herein and will supersede and replace in their entirety any and all prior understandings of the parties hereto relating to such subject matters. This LOI may not be modified, nor may any provision hereof be waived, except by a writing signed by both parties.

m) Headings - Paragraph headings used herein are for convenience only and will not be used in any way to interpret the provisions of this LOI.

n) Title - All written materials, finished goods, component parts, and any other property of CH in the possession of ONSCREEN shall be the sole and exclusive property of CH. ONSCREEN shall have no power or authority whatsoever to sell, lease, mortgage, pledge, create any lien upon, hypothecate or otherwise dispose of in any manner, or encumber CH's title to, any such property held by ONSCREEN on behalf of CH until such time as CH has been paid in full under the terms of this LOI. ONSCREEN shall not surrender either the possession, or the control of, such property unless and until CH approves and directs such removal in writing.

o) Standstill – Until the termination of this LOI, CH will not enter into any discussions regarding the sale or assignment of the elements.

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ONSCREEN TECHNOLOGIES & CH CAPITAL, INC.
JUNE 10, 2005
PAGE 7 OF 7

This document consists of seven (7) pages [including signature page]. If the foregoing reflects the LOI and proposed agreements between ONSCREEN and CH, please sign the two (2) originals provided and return them to me by messenger or overnight mail. I will then return one (1) fully executed original to you.

Very truly yours,

William J. Clough, Esq.
CH CAPITAL, INC.

AGREED TO AND ACCEPTED:

CH CAPITAL, INC.

By: William J. Clough

Title: Managing Director

ONSCREEN TECHNOLOGIES, Inc.

By: John "JT" Thatch

Title: President/CEO

Letter of Intent

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Extension of Letter of Intent

This Extension of Letter of Intent is made and entered into this 12th day of October 2005 in Pinellas County, Florida by and between OnScreen Technologies, Inc. 200 9th Avenue North, Suite 210, Safety Harbor, Florida 34695, (727) 797-6664 (hereafter “OnScreen™”) and CH Capital, Inc., 2414 Southview Drive, Alamo, California 94507;

WHEREAS, the parties hereto, OnScreen Technologies, Inc. (OnScreen™) and CH Capital, Inc. (CH) entered into a Letter of Intent for Sale and Purchase of Certain Intellectual Property dated June 10, 2005 relating to a technology characterized by the product name “WayCool” (hereafter the “Letter of Intent”);

WHEREAS, the time in which to enter into a definitive agreement as stated in the Letter of Intent was extended from August 31, 2005 to December 31, 2005;

WHEREAS, the terms of the Letter of Intent express a termination date one year from the June 10, 2005 date of the Letter of Intent (“Termination Date”);

WHEREAS, it is the intention of the parties hereto to extend the Termination Date.

FOR AND IN CONSIDERATION of the promises, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound, agree as follows:
1.
The recitations as stated above, unless in direct conflict with the covenants hereafter shall be included as a part of this Agreement. In the event of any such direct conflict in terms, then the terms hereafter of this Agreement shall govern.

2.	The term of the Letter of Intent is hereby extended by an additional three (3) months and shall expire on September 9, 2006.

3.	The extension is of the term as started above is conditioned on OnScreen™ paying to CH the sum of fifty thousand dollars ($50,000) on or before October 5, 2005.
4.	All conditions of the Letter of Intent not in conflict herewith are hereby ratified and reaffirmed.

5.
Each person signing this Agreement on behalf of the parties hereto represents that he has full and proper legal authority to bind the entity for which he signed this Agreement and that the said entity is fully bound by the terms of this Agreement.

6.	Time is of the essence in this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

OnScreen Technologies, Inc.

By:	/s/ Mark R. Chandler
Mark R. Chandler, COO/CFO

CH Capital, Inc.

By:	/s/ William J. Clough
William J. Clough, Esq., President